EXHIBIT 3.115
CERTIFICATE OF FORMATION
OF
PSI CROSSINGS, LLC
          The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”, hereby certifies that:
          FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is PSI Crossings, LLC
          SECOND: The address of the registered office of the limited liability company in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation in the State of Delaware at the registered office is National Registered Agents, Inc.
          THIRD: The principal office address of the limited liability company is 840 Crescent Center Drive, Suite 460, Franklin, Williamson County, Tennessee 37067.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 17th day of December, 2004.

/s/ E. Brent Hill
E. Brent Hill, Esq.
Authorized Person

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
PSI CROSSINGS, LLC
          PSI Crossings, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1.	The name of the limited liability company is PSI Crossings, LLC.

2.	The Certificate of Formation of the Company is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Alliance Crossings, LLC.”

3.	This Certificate of Amendment to the Certificate of Formation of the Company shall be effective on March 31, 2006.
Executed on this 15th day of March, 2006.

PSI CROSSINGS, LLC
By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President